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                                 EXHIBIT 99.4


                Notice of Grant Under Salary Investment Program
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                                SEQUENOM, INC.

                        NOTICE OF GRANT OF STOCK OPTION
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                 UNDER SALARY INVESTMENT OPTION GRANT PROGRAM
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    Notice is hereby given of the following option grant (the "Option") to purchase shares of the Common Stock of Sequenom, Inc. (the "Corporation"):

    Optionee:
    --------  --------------------------------------------------------------

    Grant Date:
    ----------  ------------------------------------------------------------

    Exercise Price: $                                              per share
    --------------  ----------------------------------------------

    Number of Option Shares:                                          shares
    -----------------------  ----------------------------------------

    Expiration Date:
    ---------------  -------------------------------------------------------

    Type of Option:  Non-Statutory Stock Option
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    Exercise Schedule:  The Option shall become exercisable for the Option
    -----------------
    Shares in a series of twelve (12) successive equal monthly installments upon the Optionee's completion of each calendar month of Service during calendar year 200____, with the first such installment to become exercisable upon Optionee's continuation in Service through January 31, 200___. In no event shall the Option become exercisable for any additional Option Shares after Optionee's cessation of Service.

    Optionee understands and agrees that the Option is granted subject to and in accordance with the terms of the Salary Investment Option Grant Program under the Sequenom, Inc. 1999 Stock Incentive Plan (the "Plan"). Optionee further agrees to be bound by the terms of the Plan and the terms of the Option as set forth in the Salary Investment Stock Option Agreement attached hereto as
Exhibit A.  Optionee hereby acknowledges the receipt of a copy of the official
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prospectus for the Plan in the form attached hereto as Exhibit B.  A copy of the
                                                       --------
Plan is available upon request made to the Corporate Secretary at the Corporation's principal offices.

    At Will Employment.  Nothing in this Notice or in the attached Stock Option
    ------------------
Agreement or in the Plan shall confer upon Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining Optionee) or of Optionee, which rights are hereby expressly reserved by each, to terminate Optionee's Service at any time for any reason, with or without cause.
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    Definitions.  All capitalized terms in this Notice shall have the meaning
    -----------
assigned to them in this Notice or in the attached Salary Investment Stock Option Agreement.

DATED:___________________, 200___



                                 SEQUENOM, INC.

                                 By:___________________________

                                 Title:________________________



                                 ______________________________
                                             OPTIONEE

                                 Address:______________________

                                 ______________________________



ATTACHMENTS
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Exhibit A - Salary Investment Stock Option Agreement
EXHIBIT B - Plan Summary and Prospectus


                                       2
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                                   EXHIBIT A
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                   SALARY INVESTMENT STOCK OPTION AGREEMENT
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                                   EXHIBIT B
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                           1999 STOCK INCENTIVE PLAN
                           -------------------------